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                          EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION                       PAGE
-----------     -----------------------------     ----------



  F             Opinion of Counsel                To be filed
                                                  by amendment


  1-A           Balance Sheet of NEES at          Filed herewith
                September 30, 1996, Actual
                (Parent Company Only)

  1-B           Statement of Income and           Filed herewith
                Retained Earnings for NEES
                for twelve months ended
                September 30, 1996,
                Actual (Parent Company Only)

  2-A           Consolidated Balance Sheet of     Filed herewith
                NEES at September 30, 1996,
                Actual

  2-B           Statement of Consolidated         Filed herewith
                Income for NEES for twelve
                months ended September 30,
                1996, Actual

  3-A           Balance Sheet of the Power        Filed herewith
                Company at September 30, 1996,
                Actual

  3-B           Statement of Income and           Filed herewith
                Retained Earnings for the
                Power Company for twelve months
                ended September 30, 1996, Actual